SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 1999

                         Delta-Omega Technologies, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                      0-24506                84-110074
 ---------------------------          -----------          -------------------
(State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


119 Ida Road, Broussard, LA                                      70518
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:(318) 837-3011

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 4. Changes in Registrant's Certifying Accountant.

     On November 8,1999, Delta-Omega Technologies, Ltd. (the "Company")engaged Broussard, Poche, Lewis & Breaux, L.L.P. to replace Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended August 31, 1999. Arthur Andersen was dismissed as the Company's independent accountants on the same date. The Company's Board of Directors approved the change in the Company's independent accountants.

     The Arthur Andersen reports on the Company's financial statements for the two fiscal years ended August 31, 1998 and 1997 were modified as to the uncertainty of the Company to continue as a going concern.

     In connection with its audits for the two most recent fiscal years ended August 31, 1998 and 1997 and through November 8, 1999, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their report on the financial statements for the years ended August 31, 1998 and 1997.

     During the Company's two most recent fiscal years ended August 31, 1998 and 1997 and through November 8, 1999, there have been no "reportable events" (as defined in Regulation S-K Item 304(a)(1)(v)). The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the preceding statements. A copy of the letter from Arthur Andersen dated November 11, 1999 is filed as Exhibit 16 to this Form 8-K.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

         16     Letter from Arthur Andersen LLP dated November 11, 1999.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 12, 1999                         Delta-Omega Technologies, Ltd.


                                                By: /s/ James V. Janes III
                                                    ----------------------------
                                                        President